EXHIBIT 99.1

ASHFORD HOSPITALITY TRUST
Third Quarter 2017 Conference Call
November 3, 2017
10 a.m. CT

Introductory Comments - Joe Calabrese

Good day everyone and welcome to today’s conference call to review the results for Ashford Hospitality Trust for the third quarter of 2017 and to update you on recent developments. On the call today will be: Douglas Kessler, President and Chief Executive Officer; Deric Eubanks, Chief Financial Officer; and Jeremy Welter, Executive Vice President of Asset Management. The results as well as notice of the accessibility of this conference call on a listen-only basis over the Internet were distributed yesterday afternoon in a press release that has been covered by the financial media.

At this time, let me remind you that certain statements and assumptions in this conference call contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to numerous assumptions, uncertainties and known or unknown risks, which could cause actual results to differ materially from those anticipated. These risk factors are more fully discussed in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements included in this conference call are only made as of the date of this call and the Company is not obligated to publicly update or revise them.

In addition, certain terms used in this call are non-GAAP financial measures, reconciliations of which are provided in the Company’s earnings release and accompanying tables or schedules, which have been filed on Form 8-K with the SEC on November 2, 2017 and may also be accessed through the Company’s website at www.AHTREIT.com. Each listener is encouraged to review those reconciliations provided in the earnings release together with all other information provided in the release. Also, unless otherwise stated, all reported results discussed in this call compare the third quarter of 2017 with the third quarter of 2016.

I will now turn the call over to Douglas Kessler. Please go ahead, sir.

Introduction - Douglas Kessler

Good morning and thank you for joining us to discuss Ashford Hospitality Trust’s results. Our third quarter comparable RevPAR growth for all hotels was flat, while comparable RevPAR growth for all hotels not under renovation was 0.4%. Additionally, we reported AFFO per share of $0.30 and adjusted EBITDA of $100.8 million.

We are very fortunate that our portfolio was not significantly impacted by the recent hurricanes. We monitored the storms very closely and had teams and supplies in place to quickly respond after the storms passed. I’m extremely proud of our asset management team, led by Jeremy Welter, and our property managers for their resilience and perseverance during and after these storms.

This management team has a long track record since our IPO of creating shareholder value, and over the years, we have worked on various ways to maximize the value of our existing assets while also looking for accretive hotel investment opportunities and maintaining capital markets discipline. We believe shareholders have benefited from our efforts since our IPO given that Ashford Trust has achieved a 192% total shareholder return compared to a 150% return for our peers as of yesterday’s close. Key to that outperformance is the exceptionally high level of alignment that is created by our 19% insider ownership, which is among the highest in the hotel REIT space and approximately six times the peer average.

Our strategy remains focused in our effort to create shareholder value. We will continue to own predominantly upper-upscale full-service hotels, opportunistically recycle capital, target net debt to gross assets of 55% to 60% and maintain a cash and cash equivalents balance between 25% to 35% of our equity market capitalization for financial flexibility. We believe this excess cash balance provides a hedge in uncertain economic times as well as providing dry powder to capitalize on attractive investment opportunities as they arise.

During the quarter and subsequent to the end of the quarter, we completed several capital markets transactions that created additional value by significantly reducing our financing costs. First, we issued a new class of preferred stock and used the proceeds from that raise to retire other higher-priced preferred equity which will save us approximately $520,000 annually in preferred dividend payments. Second, we completed the refinancings of the Hilton Boston Back Bay hotel and a 17-hotel portfolio. On both of these refinancings we were able to significantly lower our interest rate and in doing so we expect to realize annual interest and principal payments savings of approximately $12.6 million in total and when combined with the preferred raise, redemption, and the previous refinancing we completed earlier this year, should result in total annual savings of approximately $13.7 million. Deric will go into more detail on these transactions later, but they are yet another example of how this management team looks for every opportunity to drive value in our platform.

With regards to investment activity we have been relatively quiet despite our ongoing efforts to underwrite new hotel investments. We are focused on achieving growth that is accretive to our share price. Therefore, you should expect us to continue being selective and disciplined as we balance expected returns, underwritten growth, and our cost of capital.

Looking ahead, we have a high-quality, well-diversified portfolio and we’re committed to maximizing value for our shareholders as we focus on generating solid operating performance, continuing to be opportunistic on transactions and proactively managing our balance sheet.

Finally, as you update your models on Ashford Trust, I’d like to point out that in the fourth quarter we will have a significant increase in hotels under renovation. As you can see in our renovation schedule in our earnings release, during the third quarter, we had 13 hotels under renovation, which was pretty consistent with what we had in the first two quarters of the year. In the fourth quarter, this will increase to 24 hotels. A lot of this increase is driven by the seasonality of our portfolio as we strive to minimize business disruption from our renovations by doing the work during the slower periods.

I will now turn the call over to Deric to review our third quarter financial performance.

Financial Review - Deric Eubanks

Thanks, Douglas.

For the third quarter of 2017, we reported a net loss attributable to common stockholders of $37.8 million or $0.40 per diluted share.

For the quarter, we reported AFFO per diluted share of $0.30.

Adjusted EBITDA totaled $100.8 million for the quarter.

For purposes of calculating Adjusted EBITDA and AFFO this quarter, we added back the uninsured costs associated with the hurricanes. Those expenses totaled $5.5 million.

Also, when comparing our results to prior year, it’s important to remember that our prior year Adjusted EBITDA included Hotel EBITDA of $3.9 million and $20.5 million in the third quarter and year-to-date periods, respectively, associated with hotels that we have sold. Our Adjusted EBITDA in the fourth quarter of last year included $2.4 million of Hotel EBITDA associated with hotels that we have sold.

At the end of the quarter, we had total assets of $4.7 billion. We had $3.7 billion of mortgage debt with a blended average interest rate of 5.7%. At the end of the quarter, our debt was approximately 12% fixed rate and 88% floating rate, all of which have interest rates caps in place. All of our debt is non-recourse, property level debt, and we have a well-laddered maturity schedule. Including the market value of our equity investment in Ashford, Inc. we ended the quarter with net working capital of $484 million. I think it's important to point out that this net working capital on our balance sheet currently equates to approximately $4.12 per share.

As of September 30, 2017, our portfolio consisted of 120 hotels with 25,028 net rooms.

Our share count currently stands at 117.5 million fully diluted shares outstanding, which is comprised of 97.4 million shares of common stock and 20.1 million OP units. We have 21.3 million OP units, but as a result of the current conversion factor being less than one for one, these units are convertible into approximately 20.1 million shares of common stock.

With regards to dividends, the Board of Directors declared a third quarter 2017 cash dividend of $0.12 per share, or $0.48 on an annualized basis. Based on yesterday's stock price, this represents a 6.8% dividend yield, one of the highest in the hotel REIT space. Our board will continue to review our dividend policy on quarter to quarter basis.

On the capital markets front, during the quarter, we completed an underwritten public offering of 3,800,000 shares of 7.50% Series H Cumulative Preferred Stock at $25.00 per share. Dividends on the Preferred Stock will accrue at a rate of 7.50% per annum on the liquidation preference of $25.00 per share. Additionally, in September, we completed the redemption of all of the issued and outstanding shares of our 8.55% Series A Cumulative Preferred Stock and 1,564,353 shares of our 8.45% Series D Cumulative Preferred Stock. Subsequent to the end of the quarter, we redeemed an additional 379,036 shares of the Series D Preferred Stock with the over allotment proceeds.

Additionally, subsequent to the end of the quarter, we refinanced two mortgage loans. The first was a mortgage loan with an existing outstanding balance totaling approximately $95 million secured by the Hilton Boston Back Bay hotel. The new non-recourse loan totals $97 million and has a five-year term. The loan is interest only and provides for a floating interest rate of LIBOR + 2.00%. This refinancing is expected to result in annual interest and principal payments savings of approximately $2.8 million. The second was a mortgage loan with an existing outstanding balance totaling $413 million secured by seventeen hotels. The new non-recourse loan totals $427 million and has a two-year initial term with five one-year extension options subject to the satisfaction of certain conditions. The loan is interest only, provides for a floating interest rate of LIBOR + 3.00%, and contains flexible release provisions for the potential sale of assets. This refinancing is expected to result in annual interest payments savings of approximately $9.8 million. After these refinancings, our next hard debt maturity is in February of 2019. The debt markets are currently very attractive, and we will continue to be opportunistic in accessing the debt capital markets to both improve our liquidity and lower our cost of capital.

This concludes our financial review and I would now like to turn it over to Jeremy to discuss our asset management activities for the quarter.

Asset Management - Jeremy Welter

Thank you, Deric.

Those hotels in our portfolio not under renovation grew comparable RevPAR by 0.4% during the third quarter. Our comparable RevPAR growth outperformed the upper upscale chain scale nationally by 110 basis points. Year-to-date, comparable RevPAR for those hotels not under renovation has been 1.4%. Holidays had a negative impact this quarter, with Rosh Hashanah and Yom Kippur shifting into September in 2017, compared with October in 2016, and July 4 falling on a Tuesday in 2017, compared with a Monday in 2016. Specifically, we had a significant decrease in corporate negotiated travel for the week of July 4.

We are on pace for unprecedented RevPAR index growth; our portfolio has grown RPI in each of the last 3 years relative to its competitors and is on pace to do so again this year, which would mark 4 consecutive years. Despite renovations, acquisitions, and conversions, what Ashford asset management has achieved is remarkable. Over four years ago, in July 2013, we created a separate revenue optimization team with dedicated personnel focused on revenue strategies. These impressive achievements emphatically underscore the success and overall capabilities of Ashford’s industry-leading asset management team.

The hurricanes in September certainly affected our portfolio. In some areas our diversified portfolio has benefitted from the impacts of these storms. Specifically, the Embassy Suites Orlando Airport realized 38.4% RevPAR growth during the third quarter, an increase driven by both prior year renovation displacement as well as Hurricane Irma. This topline performance surpassed that of the Orlando market and south Orlando submarket by 2,850 basis points and 2,750 basis points, respectively. Hotel EBITDA increased by $216,000, or 93%, a margin increase of 43.4%. These strong third quarter results brought year-to-date RevPAR growth to 19.7% and Hotel EBITDA flow-through to 54%.

We believe our risk management group on the Ashford asset management team is a true differentiator when it comes to peers in the industry. We own 15 hotels in Florida and seven hotels in south/central Texas. During the recent hurricanes affecting Texas and Florida, all of our hotels remained open while a very significant amount of our competitor hotels closed either before, during, or after the storms. We view it as our civic duty-after making all necessary preparations and ensuring that safety will not be compromised-to remain open as a place of refuge for affected citizens as well as those who must remain in the area, such as first responders. Following proactive tracking of the storms prior to landfall and taking a cautious approach to the risks, we are able to mitigate losses during natural disasters by remaining open and accelerating all recovery efforts. This aggressive approach has benefited hotel performance as well. The work and expertise of our risk management group are emphatically highlighted during quarters like the one we just experienced.

During the third quarter, we signed an outdoor advertising agreement at Ritz-Carlton Atlanta, which is expected to bring in about $200,000 in revenue, annually. Year-to-date, this hotel has realized $725,000, or 2.4%, in total revenue growth, with the newly signed agreement representing a value add opportunity. During the third quarter, we also renegotiated our current parking agreement, which we estimate will increase annual parking revenue by $50,000. Finally, a rooms renovation at the property will begin next month, going even further to position the property for success going forward.

The Marriott DFW Airport in Irving, Texas, converted from brand-managed to franchised on May 24, with a comprehensive ballroom and meeting space renovation underway throughout most of the third quarter. The conversion to Remington management provides meaningful and significant upside. During its first full quarter under Remington management, the Marriott DFW Airport achieved 3.1% RevPAR growth, despite the ongoing ballroom and meeting space renovation, and Hotel EBITDA flow-through was 54%. This RevPAR growth outpaced the submarket scale by 360 basis points and was driven by 5.8% occupancy growth, with significant growth in contract and transient business due to the need to replace group room nights during the renovations. By having a dedicated Business Travel Sales Manager, the property was able to increase corporate preferred room nights.

The Renaissance Nashville and adjoining redevelopment saw demolition of the Nashville Convention Center commence in June. Despite the ongoing renovation and limited meeting space to sell, the Renaissance Nashville has still been able to gain market share, with third quarter RevPAR growth coming in at 3.4%-120 basis points more than its competitors. Additionally, we achieved strong Hotel EBITDA flow-through of 144% and Hotel EBITDA growth of $156,000, or 2.5%. During the third quarter, occupancy was 90%. This strong performance, during a renovation no less, is driven by us proactively shifting strategies to increase high-rated, short-term transient business while remaining focused on controlling expenses and reducing labor wherever possible.

During the remainder of 2017, we will continue to invest in our portfolio to maintain competitiveness. In total, we estimate spending approximately $200-210 million in capital expenditures during the year, which primarily will be comprised of guestroom renovations at Hilton Boston Back Bay, Marriott Crystal Gateway, Renaissance Palm Springs, and Ritz-Carlton Atlanta. In addition to the guestrooms renovations, we will complete a comprehensive lobby and restaurant repositioning at Hyatt Regency Savannah. We continuously identify opportunities to create value throughout our portfolio through prudent capital expenditures and operational improvements.

This concludes our prepared remarks, and we will now open the call up to your questions.

Douglas Kessler

Thank you for joining today’s call. We look forward to speaking with you again next quarter.

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